Exhibit 32.1
Certification of Chief Executive Officer Pursuant to
18 U.S.C. Section 1350
and Securities Exchange Act Rule 13a-14(b)
In connection with this Amendment No. 1 to the Annual Report of Mavenir Systems, Inc. (“Mavenir”) on Form 10-K/A for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Pardeep Kohli, Chief Executive Officer and Director of Mavenir, hereby certify, pursuant to 18 U.S.C. Section 1350 and Securities Exchange Act Rule 13a-14(b), that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mavenir.
Dated: April 21, 2015

By	/s/ Pardeep Kohli
Pardeep Kohli
Chief Executive Officer and
Director
This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed to be filed by Mavenir for purposes of Section 18 of the Securities Exchange Act of 1934. This certification is not to be incorporated by reference into any filing of Mavenir under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this report), except to the extent that the Company specifically incorporates it by reference, irrespective of any general incorporation language contained in such filing.